UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

REGIONAL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	33-13110-NY	11-2831380
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 825-4000

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 6, 2020, Regional Brands Inc. (the “Company”) purchased all of the outstanding membership interests not previously owned by the Company (the “Transaction”) in its operating subsidiary, B.R. Johnson, LLC (“BRJ LLC”), from LC 591, LLC (f/k/a Lorraine Capital, LLC) (“Lorraine”) and BRJ Acquisition Partners, LLC (“BRJ Acquisition Partners” and, collectively with Lorraine, the “Sellers”), pursuant to a Membership and Participation Interests Purchase Agreement, dated as of February 6, 2020, by and between the Sellers, BRJ LLC and the Company (the “Purchase Agreement”). Prior to the Transaction, the Sellers collectively owned 23.83% of BRJ LLC’s common membership interests and 4.78% of BRJ LLC’s preferred membership interests. As a result of the Transaction, BRJ LLC is wholly owned by the Company.

As part of the Transaction, the Company purchased from BRJ Acquisition Partners its participation interest in $358,696 of original principal amount of the $7,500,000 term loan (the “Term Loan”) previously received by BRJ LLC from the Company pursuant to the Loan and Security Agreement, dated November 1, 2016, by and between BRJ LLC and the Company. As a result of the purchase, the Company holds all of the continuing lender interest in the Term Loan.

In connection with the Transaction and pursuant to the Purchase Agreement, the Sellers also caused certain of their individual affiliates who collectively owned approximately 57% of the outstanding common stock of Airways Door Service, Inc. to transfer their full interest in such common stock to individuals designated by the Company.

The Company paid the Sellers approximately $1,649,000 in cash in the Transaction, which included accrued and unpaid interest and distributions on the purchased membership and participation interests, net of unearned management fees.

At the closing of the Transaction, the Management Services Agreement dated as of November 1, 2016 by and between BRJ LLC and Lorraine (the “Management Services Agreement”), and Lorraine’s management services to BRJ LLC thereunder, were terminated, and the members of the BRJ LLC board of managers appointed by the Sellers resigned. Following the Transaction, the BRJ LLC board of managers is comprised entirely of members appointed by the Company, and is managed by executives appointed by the board of managers. The Company is the sole member of BRJ LLC, with the sole right to nominate and remove all of the members of the BRJ LLC board of managers and to amend and modify the Limited Liability Company Agreement of BRJ LLC.

The parties to the Transaction have made customary representations, warranties and covenants. The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Transaction, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

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The foregoing description of the Purchase Agreement is a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the termination of the Management Services Agreement is incorporated by reference into this Item 1.02.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description of Exhibit

2.1	Membership and Participation Interests Purchase Agreement, dated as of February 6, 2020, by and among LC 591, LLC (f/k/a Lorraine Capital, LLC) and BRJ Acquisition Partners, LLC, B.R. Johnson, LLC, and Regional Brands Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONAL BRANDS INC.

Date:February 12, 2020
	By:	/s/ Fred DiSanto
	Name:	Fred DiSanto
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Membership and Participation Interests Purchase Agreement, dated as of February 6, 2020, by and among LC 591, LLC (f/k/a Lorraine Capital, LLC) and BRJ Acquisition Partners, LLC, B.R. Johnson, LLC, and Regional Brands Inc.

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